UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 25, 2010

Date of Report (date of earliest event reported)

Synopsys, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices) (Zip code)

(650) 584-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amended Employee Stock Purchase Plan

On March 25, 2010, at the 2010 Annual Meeting of Stockholders of Synopsys, Inc. (“Synopsys”), Synopsys stockholders approved the amended Employee Stock Purchase Plan (the “Amended Purchase Plan”), which the Synopsys Compensation Committee and Board of Directors had previously approved, subject to such stockholder approval. Synopsys executive officers are permitted to participate in the Amended Purchase Plan.

The Amended Purchase Plan amends our prior Employee Stock Purchase Plan and International Employee Stock Purchase Plan to (i) increase the number of shares of common stock authorized for issuance by 5,000,000 shares, (ii) conform the plan document and offering documents to recent regulations related to Section 423 of the Internal Revenue Code (“Section 423”) including, without limitation, providing for a single plan document that sets forth the applicable maximum number of shares that may be issued under the plan and the maximum limitations on the terms of plan offerings, (iii) permit flexibility to have multiple offering documents such as a U.S. offering document and an international offering document, and for each separate offering document to set forth the specific terms of such offering, (iv) permit flexibility to approve offerings with varying terms, subject to the maximum limitations of Section 423, (v) permit flexibility to approve offerings with terms that are not intended to comply with the requirements of Section 423, including, without limitation, for our eligible employees who are not subject to U.S. tax laws, and (vi) provide for other clarifying changes to the plan and offering documents, consistent with Section 423.

A summary of the Amended Purchase Plan is set forth in our proxy statement for the 2010 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on February 5, 2010 (the “Proxy Statement”). That summary and the above description of the Amended Purchase Plan do not purport to be complete, and are qualified in their entirety by reference to the Amended Purchase Plan, which is filed as Exhibit 10.21 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At Synopsys’ 2010 Annual Meeting of Stockholders held on March 25, 2010, four proposals were submitted to, and approved by, Synopsys stockholders. The proposals are described in detail in the Proxy Statement. The final results for the votes regarding each proposal are set forth below.

1. Synopsys stockholders elected eight directors to Synopsys’ Board of Directors, to hold office for a one-year term and until their successors are elected. The votes regarding this proposal were as follows:

	For	Withheld	Abstained	Broker Non-Votes
Aart J. de Geus	122,426,447	2,716,163	—	9,962,552
Chi-Foon Chan	123,903,957	1,238,653	—	9,962,552
Alfred Castino	124,252,566	890,044	—	9,962,552
Bruce R. Chizen	123,914,656	1,227,954	—	9,962,552
Deborah A. Coleman	123,700,440	1,442,170	—	9,962,552
John Schwarz	123,924,227	1,218,383	—	9,962,552
Roy Vallee	123,518,839	1,623,771	—	9,962,552
Steven C. Walske	123,348,493	1,794,117	—	9,962,552

2. As described above in Item 5.02(e) of this Current Report on Form 8-K, Synopsys stockholders approved the Amended Purchase Plan to, among other items, increase the number of shares of common stock reserved under the plan by 5,000,000 shares. The Amended Purchase Plan is filed as Exhibit 10.21 to this Current Report on Form 8-K. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
120,141,368	4,956,861	44,381	9,962,552

3. Synopsys stockholders approved an amendment to Synopsys’ 2005 Non-Employee Directors Equity Plan (as amended, the “Amended Directors Plan”) to, among other items, extend its term by five years. The Amended Directors Plan is filed as Exhibit 10.30 to this Current Report on Form 8-K. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
112,349,840	12,653,343	139,427	9,962,552

4. Synopsys stockholders ratified the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2010. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
134,005,791	1,075,940	23,341	—

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.21	Employee Stock Purchase Plan, as amended

10.30	2005 Non-Employee Directors Equity Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: March 31, 2010	By:	/s/ BRIAN E. CABRERA
Brian E. Cabrera
Vice President, General Counsel and
Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

10.21	Employee Stock Purchase Plan, as amended

10.30	2005 Non-Employee Directors Equity Plan, as amended